Exhibit 99.1

AxonPrime Infrastructure Acquisition Corporation Announces plan to Liquidate

NEW YORK, August 10, 2023 - AxonPrime Infrastructure Acquisition Corporation (the “Company”) today announced that it will not be able to consummate an initial business combination by August 17, 2023.  Accordingly, promptly after August 17, 2023, the Company intends to liquidate in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation.

On August 15, 2023, each unit then outstanding will be separated into one share of Class A Common Stock and one-third of a redeemable warrant to purchase shares of Class A Common Stock (the “Redeemable Warrants”). It is currently expected that record holders as of August 17, 2023 will receive their pro rata portion of funds (less taxes and up to $100,000 of interest to pay dissolution expenses) from the trust account of the Company (the “Trust Account”) on or about August 21, 2023. Beneficial owners of the shares of common stock held in “street name” will not need to take any action in order to receive the redemption amount. The Company’s sponsor waived its liquidation rights with respect to its outstanding common stock issued prior to the Company’s initial public offering. There will be no liquidating distributions with respect to the Company’s Redeemable Warrants.

The Company expects that the last day of trading of the Company’s shares of Class A Common Stock, Redeemable Warrants and units (collectively, the “Securities”) on the Nasdaq Stock Market LLC (“Nasdaq”) will be August 17, 2023.

About AxonPrime Infrastructure Acquisition Corporation

AxonPrime Infrastructure Acquisition Corporation is a blank check company incorporated in Delaware whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Dinakar Singh
Chief Executive Officer
AxonPrime Infrastructure Acquisition Corporation
DSingh@axoncap.com